Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form l0-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-6229, Form S-8 Registration Statement File No. 33-72798, Form S-3 Registration Statement File No. 33-7758, Form S-3 Registration Statement File No. 33-37982, Form S-3 Registration Statement File No. 333-00371 and Form S-3 Registration Statement File No. 333-01441.


ARTHUR ANDERSEN LLP



Miami, Florida,
  March 29, 1996.